Exhibit 10.1(e)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of _________ __, 2005, by and among Navarre Corporation, a Minnesota corporation (the “Company”), FUNimation Productions Management, LLC, a limited liability company organized and existing under the laws of Texas, FUNimation General Partnership, a Texas general partnership organized and existing under the laws of Texas, FUNimation Management Company, LLC, a limited liability company organized and existing under the laws of Texas, and the individual signatories hereto. Each of the companies and individuals that are a party to this agreement, other than the Company, will be referred to collectively herein as the “Sellers.”

RECITALS

     A. The Company and the Sellers entered into a Partnership Interest Purchase Agreement dated as of January ___, 2005 (the “Purchase Agreement”), pursuant to which, among other things, on the date of this Agreement, wholly-owned subsidiaries of the Company will simultaneous with the execution of this agreement acquire all of the Partnership Interests as defined in the Purchase Agreement of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. (the “Partnership Interests”);

     B. The execution of this Agreement at Closing is required by the Purchase Agreement; and

     C. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given in the Purchase Agreement.

     D. A portion of the consideration paid for the Partnership Interests consists of [1,495,216] shares of the Company’s Common Stock, no par value (the “Common Stock”). This Registration Rights Agreement will provide the Sellers with certain rights with respect to the registration of the Common Stock.

AGREEMENT

     In consideration of the mutual promises and covenants in this Agreement, the Company and the Sellers agree as follows:

1. Definitions. For purposes of this Agreement:

     “Act” means the Securities Act of 1933, as amended.

     “Effective Date” means the date of Closing of the transactions contemplated by the Purchase Agreement.

     “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof to whom registration rights are assigned in accordance with Section 9 hereof; provided that “Holders” shall include any individual Seller that is assigned Registrable Securities from a partnership or limited liability company Seller whether or not such assignment satisfies the provisions of Section 9 hereof. All Holders may be collectively referred to as the “Holders.”

     “Offering,” as used in Section 10 hereof, means any firm commitment underwritten public offering of the Company’s common stock under the Act with proceeds to the Company (prior to underwriter discounts and commissions) equal to or greater than $10,000,000.

     “1934 Act” means the Securities Exchange Act of 1934, as amended.

     “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

     “Registrable Securities” means the shares of Common Stock received by the Sellers at Closing of the transactions contemplated by the Purchase Agreement; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not assigned. In addition, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including sales made pursuant to Rule 144 promulgated under the Act or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The number of Registrable Securities outstanding shall be the sum of the shares of Common Stock outstanding that are Registrable Securities.

     “SEC” shall mean the Securities and Exchange Commission.

2. Request for Registration

     (a) Subject to the condition of this Section 2, if the Company shall receive at any time during the two (2) years following the Effective Date written request (the “Initial Request”) from the Holders that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of Registrable Securities and provided that a registration statement on Form S-3 (or equivalent) is then available to the Company, then the Company shall, within twenty (20) days of the receipt of the Initial Request, give written notice of the Initial Request to all Holders, and subject to the limitations of this Section 2, use commercially reasonable best efforts to file a registration statement under the Act covering the Registrable Securities that the Holders request to be registered in a written request received by the Company within thirty (30) days of the mailing of the Company’s notice pursuant to this Section 2(a), and to use its best efforts to cause such registration statement to become effective. Once notice of the Initial Request is mailed to all Holders and the registration pursuant to that Initial Request is effective, then no Holder shall have any right to demand any further registration. This Section 2 provides for only one (1) demand for registration, and any Holder wishing to participate in the registration must participate in the registration which occurs pursuant to the Initial Request, if at all.

     (b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of the Initial Request and the Company shall include such information in the written notice to all Holders referred to in Section 2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders that made the Initial Request and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders that have elected to participate in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     (c) The Company shall not be required to effect a registration pursuant to this Section 2:

               (1) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (2) if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period.

3. Piggyback Registration

     (a) If the Company proposes to register (including for this purpose a registration initiated by the Company for shareholders other than the Holders) any of its common stock or other securities under the Act in connection with the public offering for cash or such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 12(e), the Company shall, subject to the provisions of Section 3(c), use reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding the provisions in Section 2(a), if the Company proposes the registration of its common stock pursuant to this Section 3, then the Holders shall retain the right to demand registration pursuant to Section 2 above.

     (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof.

     (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s common stock or other securities, the Company shall not be required under this Section 3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty-three (33%) percent of the total amount of securities included in such offering; or (ii) the number of shares of Registrable Securities to be included in such underwriting be reduced unless all other securities (other than those of the Company) are first entirely excluded from the underwriting.

4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one (1) year or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

     (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

     (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or when the Company obtains knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

     (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

     (i) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

5. Information from Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

6. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including (without limitation) all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration; provided, however, that if prior to the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following, and as a result of disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2).

7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors, members and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will pay as incurred to each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information regarding such Holder, underwriter or controlling person, furnished by such Holder, underwriter or controlling person expressly for use in connection with such registration.

     (b) To the extent permitted by law, each selling Holder will severally but not jointly indemnify and hold harmless the Company, each of its directors, officers and other agents, including specifically each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such

Violation occurs in reliance upon and in conformity with written information regarding such Holder, furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 8(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), and provided further, that in no event shall any indemnity under this Section 8(b) exceed the net proceeds from the offering received by an indemnifying Holder.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be reasonably and adequately represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8, except to the extent that the indemnifying party has been materially prejudiced by such failure. The indemnifying party shall not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any proceeding in which any indemnified party is or could be a party and as to which indemnification could be sought by such indemnified party under this Section 8, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification pursuant to this Section 8.

     (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that a selling Holder will not be obligated to contribute more than the net proceeds received by such selling Holder from such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to any transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 10 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

10. Market Stand-Off Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any Company Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days in the event of an Offering) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity interests in the Company or any securities convertible into or exercisable or exchangeable for such equity interests (whether such interests or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of equity interests in the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise. Each Holder further agrees to execute and enter into an agreement (such agreement to be in the form as may be requested by the managing underwriters) with the managing underwriters of such offering to reflect the foregoing provided that all officers, directors and five percent holders of the Company’s voting securities enter into similar agreements. The underwriters in connection with any Company Offering are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the securities of every other person subject to the foregoing restriction) until the end of such period.

11. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement after two (2) years following the Effective Date or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act; provided, however, that upon exercise by the Company of any postponement right under Section 2(c), the period during which any Holder may exercise any right provided for in this

Agreement shall be extended for a period equal to the period of such postponement by the Company.

12. Miscellaneous.

     (a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). The Company may not assign its rights or delegate its duties under this Agreement to any other person or entity without the prior written consent of the Holders provided, however, that no consent shall be required in connection with sale, merger or other change of control transaction of the Company. No Holder may assign its rights or delegate its duties under this Agreement without the prior written consent of the Company, except that the Company’s prior written consent shall not be required for (i) the Sellers and any Holder to assign their rights under this Agreement to any transferee of Registrable Securities or any person or entity, controlling, controlled by or under common control with such party without such prior written consent, or (ii) any Seller that is a partnership or limited liability company to assign its rights under this Agreement to any transferee of Registrable Securities who is a partner or a member of such Seller. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

     (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail or nationally recognized overnight courier, telecopied to the intended recipient at the facsimile number set forth on the signature page hereto, or sent to the recipient by reputable express courier service and addressed to the intended recipient as set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been duly given and received when delivered.

     (f) Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     (g) Entire Agreement; Amendments and Waivers. This Agreement (including the exhibits hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all parties to this Agreement affected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of any Registrable Securities and the Company.

     (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGES FOLLOW]

     The parties have executed this Registration Rights Agreement as of the date first above written.

Addresses for Notice:
Navarre Corporation	COMPANY:
7400 49th Avenue North	Navarre Corporation
New Hope, Minnesota 55428
Attention: Eric Paulson, President	By:
Ryan Urness, General Counsel	Name:
Fax No.: (763) 504-1107	Title:

with a copy (which shall not constitute notice) to:

Philip T. Colton
Winthrop & Weinstine P.A.
225 South Sixth Street, Suite 3600
Minneapolis, Minnesota 55402

SELLERS:

FUNimation Productions Management, LLC	FUNimation Productions Management, LLC
6851 N.E. Loop 820; Suite 247
North Richland Hills, TX 76181	By:
Attention: Daniel Cocanougher	Name:
Fax: (817) 788-0628	Title:

FUNimation General Partnership	FUNimation General Partnership
6851 N.E. Loop 820; Suite 247
North Richland Hills, TX 76181	By:
Attention: Daniel Cocanougher	Name:
Fax: (817) 788-0628	Title:

FUNimation Management Company, LLC	FUNimation Management Company, LLC
6851 N.E. Loop 820; Suite 247
North Richland Hills, TX 76181	By:
Attention: Daniel Cocanougher	Name:
Fax: (817) 788-0628	Title:

Addresses for Notice:
Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	GEN FUKUNAGA
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	DANIEL COCANOUGHER
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	ROBERT COCANOUGHER
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	ALLEN COCANOUGHER
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	JENNIFER B. COCANOUGHER
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	DANIEL COCANOUGHER, Custodian for
Attention: Daniel Cocanougher	ROBERT A. COCANOUGHER, JR., Minor
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	ROBERT COCANOUGHER SR., Custodian for
Attention: Daniel Cocanougher	DANIELLE M. COCANOUGHER, Minor
Fax: (817) 788-0628

Addresses for Notice:
Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	ROBERT COCANOUGHER SR., Custodian for ELLEN J.
Attention: Daniel Cocanougher	COCANOUGHER, Minor
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	CINDY FUKUNAGA
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	ROBERT BRENNAN
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	BARRY WATSON
Attention: Daniel Cocanougher
Fax: (817) 788-0628

Daniel Cocanougher, as Seller Representative
North Richland Hills, TX 76181	Daniel Cocanougher, as the
Attention: Daniel Cocanougher	Seller Representative
Fax: (817) 788-0628

DANIEL COCANOUGHER